EXHIBIT 4.1

NOTE ASSIGNMENT

            This Note Assignment (the "Assignment") is made and entered into this the ____ day of __________, 2005 by and among C. ALAN WILLIAMS and JOAN P. WILLIAMS, husband and wife (hereinafter called the "Assignor"), _______________________________ (hereinafter called the "Assignee"), and VillageEDOCS, a California corporation (hereinafter called the "Maker").

Background

A.        Assignor is the holder of a promissory note dated February 16, 2004 (the "Note") from Maker, which Note represents working capital advances made for the benefit of Maker by Assignor.

C.        As of the date of this Assignment, the Assignor and Maker agree that the outstanding principal amount of the Note is $1,000,000

Agreement

            1.         Assignment.    For Value Received, Assignor does hereby sell, assign, transfer and convey unto Assignee, without recourse, his successors and assigns all right, title and interest of Assignor to and under the Note, but only with respect to a ________% interest in the Note.  Assignor represents that they have not done any act or admitted to doing any act which might prevent Assignee from, or limit Assignee, in acting under any of the terms and conditions of the Note or this Assignment.  Assignor is not prohibited under any agreement with any other person or entity or any decree from the execution and delivery of this Assignment, and the performance and covenants of Assignor hereunder.  Assignor covenants and represent they have the full right and authority to assign the Note, and the terms of the Note have not been modified or changed.

            2.         Consent/Representation of Maker.  By executing this Note Assignment, Maker hereby consents to the assignment of the Note and agrees to make any and all future payments to the Assignee, its successors and assigns.  Maker agrees to issue a replacement promissory note evidencing Assignee's interests in the Note.  Maker hereby ratifies and confirms the terms and conditions of the Note.  Maker acknowledges that the Note is in full force and effect and is binding upon Maker, its successors and assigns without any right or claim of offset or other sum due.

            3.         Representations of Assignee.  The Assignee hereby acknowledges, represents, and warrants to, and agrees with, the Assignor and the Maker as follows:

                        (a)       The Assignee has been provided access to all reports of Maker as filed with the United States Securities and Exchange Commission on or before the date hereof.  No oral or written representations have been made or oral or written information furnished to the Assignee or his advisor(s) in connection with the assignment of the Note which were in any way inconsistent with the information provided to the Assignee.

                        (b)       The Assignee is not purchasing the Note as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting to which the Assignee was invited by means of any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio.

                        (c)       The Assignee has adequate means of providing for the Assignee's current needs and contingencies, is able to bear the economic risks of an investment in the Note for an indefinite period of time and has no need for liquidity in such investment.

                        (d)       The Assignee has such knowledge and experience in financial and business matters so as to enable the Assignee to utilize the information made available to the Assignee about the Maker in order to evaluate the merits and risks of an investment in the Note and to make an informed investment decision with respect thereto.

                        (e)       The Assignee is acquiring the Note solely for the Assignee's own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person, except for other assignees who have purchased a direct interest in the Note, has a direct or indirect beneficial interest in such Note.

                        (f)        The Assignee will not sell or otherwise transfer the Note without Registration under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws or an exemption therefrom, and fully understands and agrees that the Assignee must bear the economic risk of his purchase for an indefinite period of time because the Note  has not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold unless it is subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such registration is available.  The Maker will affix a legend in substantially the following form to the shares of common stock issued pursuant to conversion of the Note (except to the extent registered under the Act):

The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, pledged, apothecated, donated, or otherwise transferred, whether or not for consideration, unless either the securities have been registered under such Act or an exemption from such registration requirement is available.  If the securities are to be sold or transferred pursuant to an exemption from the registration requirement, the Company may require a written opinion of counsel, in form and content satisfactory to the Company, to the effect that registration is not required or that such transfer will not violate such Act or applicable state securities laws.

                        (g)       The Assignee understand(s) that no federal or state agency has passed upon the Note or made any finding or determination as to the fairness of this investment.

                        (h)       The Assignee is a bona fide resident of or, if an entity, maintains its principal place of business in the State of ____________ and no contact with the Assignee with respect to the assignment of the Note was made except in the State of California.

                        (i)        The Assignee is an "accredited investor" under Regulation D of the Securities and Exchange Commission

4.         Miscellaneous.

                         (a)       Neither this Assignment nor any provisions hereof shall be waived, modified, discharged, or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge, or termination is sought.

                        (b)       Each provision of this Assignment is intended to be severable from every other provision, and the invalidity or illegality of any portion hereof shall not affect the validity or legality of the remainder hereof.

                        (c)       This Assignment is not transferable or assignable by the undersigned.

                        (d)       This Assignment shall be governed by and construed in accordance with the laws of the State of California as applied to residents of that state executing contracts wholly to be performed in that state.

                        (e)       Each party hereto agrees to submit to the personal jurisdiction and venue of the state and federal courts in the State of California for resolution of all disputes and causes of action arising out of this Assignment, and each party hereby waives all questions of personal jurisdiction and venue of such courts, including, without limitation, the claim or defense therein that such courts constitute an inconvenient forum.

                        (f)        Assignee acknowledges that he has been made aware that Maker will pay a finders fee to third-parties who have introduced Assignee to Assignor and Maker.

                        (g)       All notices or other communications provided for herein to be given or sent to a party by the other party shall be deemed validly given or sent if in writing and mailed, postage prepaid, by Registered or certified United States mail, addressed to the parties at their addresses as reflected on the books of the corporation.  Either party may give notice to the other party at any time, by the method specified above, of a change in the address at which, or the person to whom, notice is to be addressed.

            In Witness Whereof, the parties have caused this Note Assignment to be executed as of the ______ day of ______________ 2005.

                                                                                    ASSIGNOR

                                                                                    C. ALAN WILLIAMS and
                                                                                    JOAN P. WILLIAMS,
                                                                                    Husband and Wife

                                                                                    ASSIGNEE

                                                                                    MAKER

                                                                                    By:
                                                                                         K. Mason Conner, Chief Executive Officer